Exhibit 10.29

SECOND

MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT (“AGREEMENT”) is made as of December 31, 2006, by and among AVATECH SOLUTIONS, INC., a Delaware corporation, and AVATECH SOLUTIONS SUBSIDIARY, INC., a Delaware corporation, jointly and severally (collectively, the “BORROWERS”), TECHNICAL LEARNINGWARE COMPANY, INC., a Delaware corporation (“TLC”), and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY (“LENDER”). The BORROWERS and TLC are collectively referred to herein as the “OBLIGORS”.

RECITALS

In accordance with the terms and conditions set forth in a Loan and Security Agreement dated as of January 27, 2006 between the BORROWERS and the LENDER (“ORIGINAL LOAN AGREEMENT”), the LENDER extended to the BORROWERS a revolving line of credit in the maximum principal amount outstanding at any one time of Five Million Dollars ($5,000,000.00) (the “LOAN”). Pursuant to the ORIGINAL LOAN AGREEMENT, the BORROWERS’ obligations to the LENDER are secured by all of the BORROWERS’ tangible and intangible assets. Pursuant to a Guaranty Agreement dated as of January 27, 2006 from TLC to the LENDER (“TLC GUARANTY AGREEMENT”), TLC absolutely, unconditionally, and jointly and severally guaranteed the payment and performance of the BORROWERS’ obligations to the LENDER. Pursuant to a Security Agreements of even date with the TLC GUARANTY AGREEMENT (“TLC SECURITY AGREEMENT”), the obligations of TLC to the LENDER are secured by all of TLC’s tangible and intangible assets. Pursuant to a Guaranty Agreement dated January 27, 2006, from W. JAMES HINDMAN (“HINDMAN”) to the LENDER (the “HINDMAN GUARANTY”), HINDMAN guaranteed the BORROWERS’ obligations up to a specified amount set forth in such Guaranty Agreement.

Pursuant to a Modification Agreement dated as of May 30, 2006 (collectively with the ORIGINAL LOAN AGREEMENT, the “LOAN AGREEMENT”), the LENDER extended to the BORROWERS a short term bridge loan, in the amount of Six Million Five Hundred Thousand ($6,500,000.00) (“BRIDGE LOAN”), and the terms of the ORIGINAL LOAN AGREEMENT were modified in certain respects. All sums due in connection with the BRIDGE LOAN have been repaid by the BORROWERS.

The maturity date of the LOAN is December 31, 2006. The BORROWERS have requested that the LENDER extend the maturity date of the LOAN, release the HINDMAN GUARANTY, and modify the terms of the LOAN in certain additional respects. The LENDER has agreed to the BORROWERS’ request, but only upon the terms and conditions set forth herein. As used herein, the term “LOAN DOCUMENTS” shall mean the LOAN AGREEMENT, the TLC GUARANTY AGREEMENT, the TLC SECURITY AGREEMENT, and all other documents and agreements evidencing or securing the LOAN. Unless otherwise defined herein, any terms appearing in all capital letters in this AGREEMENT shall have the respective meanings ascribed to such terms in the LOAN AGREEMENT.

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Representations And Warranties Of Obligors. To induce the LENDER to enter into this AGREEMENT and to provide the OBLIGORS with the accommodations described herein, the OBLIGORS make the representations and warranties set forth below and acknowledge the LENDER’S justifiable right to rely upon these representations and warranties.

a. No Litigation. There is no action, suit, investigation, or proceeding pending against any of the OBLIGORS or any other assets of any of the OBLIGORS, except for those proceedings previously disclosed to the LENDER in writing.

b. Organization; Good Standing; Authorization. Each of the OBLIGORS: (a) has the power to enter into this AGREEMENT and all other documents, and agreements required to be executed pursuant to this AGREEMENT, and has the power to perform all of its obligations hereunder and thereunder; (b) has duly authorized the entry into and performance of this AGREEMENT and all other documents and agreements required to be executed by such OBLIGOR; and (c) is in good standing in the state of its incorporation or organization, as applicable, and is in good standing and qualified as a foreign corporation or limited liability company, as applicable, in all other states in which such qualification is required.

c. Valid, Binding And Enforceable. This AGREEMENT and all of the other documents and agreements executed pursuant to this AGREEMENT are the valid and binding obligations of the OBLIGORS and are fully enforceable against each of the OBLIGORS in accordance with their terms.

d. Subsidiaries. The BORROWERS have no subsidiaries except for the following entities, each of which is a wholly-owned subsidiary of AVATECH SOLUTIONS, INC.: (i) AVATECH SOLUTIONS SUBSIDIARY, INC., (ii) TLC, (iii) STERLING SYSTEMS & CONSULTING, INC., a Michigan corporation (“STERLING SYSTEMS”), (iv) STERLING OHIO MANAGEMENT, INC., a Michigan corporation (“STERLING MANAGEMENT”), (v) STERLING SYSTEMS-INDIANA, L.L.C., a Michigan limited liability company (“STERLING INDIANA”), and (vi) STERLING SYSTEMS-OHIO, L.L.C., a Michigan limited liability company (“STERLING OHIO”).

2. Amendments To Loan Agreement. The LOAN AGREEMENT is hereby modified and amended as follows:

a. Amendments to Definitions. The definitions contained in Article 1 of the LOAN AGREEMENT are hereby modified as follows:

i. The definition of “APPLICABLE MARGIN” set forth in Section 1.7 is modified by replacing the existing provision with the following:

Section 1.7. Applicable Margin. The term “APPLICABLE MARGIN” means the following percentages corresponding to the STOCKHOLDERS EQUITY, TANGIBLE NET WORTH and ratio of LIABILITIES to STOCKHOLDERS EQUITY in effect as of the most recent CALCULATION DATE.

Tier Level	STOCKHOLDERS EQUITY		TANGIBLE NET WORTH		RATIO OF LIABILITIES TO STOCKHOLDERS EQUITY	APPLICABLE MARGIN FOR BASE RATE BORROWINGS	APPLICABLE MARGIN FOR LIBOR BORROWINGS
1	> $	7,500,000	> $	400,000	<3.00	2.00%	4.75%
2	> $	7,500,000	> $	600,000	<2.25	1.50%	4.25%
3	> $	8,000,000	> $	800,000	<1.50	1.25%	4.00%
4	> $	8,500,000	> $	1,000,000	<1.25	1.00%	3.75%
5	> $	9,000,000	> $	1,500,000	<1.00	0.50%	3.25%
6	> $	10,000,000	> $	2,500,000	<0.80	0.00%	3.00%

Effective as of the end of each calendar quarter, the APPLICABLE MARGINS shall be determined and adjusted based upon the then current STOCKHOLDERS EQUITY, TANGIBLE NET WORTH and ratio of LIABILITIES to STOCKHOLDERS EQUITY, as determined in accordance with the quarterly COMPLIANCE CERTIFICATES to be provided by the BORROWER in accordance with Section 5.12.7 of this AGREEMENT. The lowest tier at which the BORROWER satisfies each of the STOCKHOLDERS EQUITY, TANGIBLE NET WORTH and ratio of LIABILITIES to STOCKHOLDERS EQUITY for such tier shall be applicable. If the BORROWER fails to timely provide a COMPLIANCE CERTIFICATE for any fiscal quarter of the BORROWER as required by and within the time limitations set forth in Section 5.12.7, the APPLICABLE MARGIN from the applicable date of such failure shall be based on Tier Level 1 until five (5) BUSINESS DAYS after a COMPLIANCE CERTIFICATE has been provided, whereupon the Tier Level shall be determined as set forth above. Except as set forth above, each APPLICABLE MARGIN shall be effective from a CALCULATION DATE until the next CALCULATION DATE.

ii. The definition of “GUARANTOR” set forth in Section 1.48 is modified by replacing the existing provision with the following:

“Section 1.48. Guarantor. The term “GUARANTOR” means TLC.”

iii. The definition of “LOAN DOCUMENTS” contained in Section 1.66 shall also include, without limitation, this AGREEMENT.

iv. The definition of “MATURITY DATE” contained in Section 1.70 is modified by replacing “December 31, 2006” with “December 31, 2008”.

v. The definitions of “OBLIGATIONS” contained in Section 1.75 is modified by deleting the reference therein to the BRIDGE LOAN.

vi. The definitions of “BRIDGE LOAN” and “BRIDGE LOAN NOTE” set forth in Sections 1.87 and 1.88 of the LOAN AGREEMENT are hereby deleted.

b. Additional Definitions. The following additional definitions are hereby added to Article 1 of the LOAN AGREEMENT:

Section 1.87. Liabilities. The term “LIABILITIES” means all liabilities of the BORROWERS, as determined in accordance with GAAP.

Section 1.88. Stockholders Equity. The term “STOCKHOLDERS EQUITY” means the total stockholders equity of AVATECH, as determined in accordance with GAAP. In the event that any preferred stock is not otherwise included in the total stockholders equity of AVATECH in accordance with the requirements of GAAP, such preferred stock shall be included for the purposes of this definition.

c. Advances under the Revolving Loan. Section 2.1 of the LOAN AGREEMENT is hereby modified by replacing the existing provision with the following:

Section 2.1. Agreement To Extend The Loan. Subject to the terms and conditions stated herein, the LENDER agrees to extend the LOAN to the BORROWERS as co-obligors from time to time until the MATURITY DATE. The LENDER shall advance proceeds of the LOAN to the BORROWERS by depositing into the COMMERCIAL ACCOUNT or in accordance with such other procedures as may be agreed to between the LENDER and the BORROWERS, such sums as any of the BORROWERS may request, provided that the aggregate outstanding principal balance of the LOAN shall never exceed at any time the MAXIMUM LOAN AMOUNT. The BORROWERS shall not request or permit any advance of proceeds of the LOAN which would cause the aggregate amount of advances made to or for the BORROWERS and outstanding under the LOAN DOCUMENTS to exceed the MAXIMUM LOAN AMOUNT. In the event that the principal balance outstanding under the LOAN ever exceeds the MAXIMUM LOAN AMOUNT, the BORROWERS shall immediately, upon the demand of the LENDER, reduce the principal balance of the LOAN to an amount which is not in excess of the MAXIMUM LOAN AMOUNT. Any termination of the LOAN by the LENDER shall relieve the LENDER of the LENDER’S obligation to lend money or to make financial accommodations to or for any or all of the BORROWERS and the BORROWERS’ accounts, and shall in no way release, terminate, discharge or excuse any of the BORROWERS from its absolute duty to pay or perform the OBLIGATIONS.

d. Bridge Loan. Sections 2.15 through 2.15.4 are hereby deleted in their entirety.

e. Financial Covenants. Section 5.19 is hereby deleted, Sections 5.20, 5.21 and 5.23 of the LOAN AGREEMENT are hereby modified by replacing the existing provisions with the provisions set forth below, and the following additional Sections 5.24 and 5.25 are hereby added to the LOAN AGREEMENT:

5.20. Minimum Tangible Net Worth. The BORROWERS, on a consolidated basis, shall at all times maintain TANGIBLE NET WORTH in an amount greater than Four Hundred Thousand Dollars ($400,000.00), measured quarterly.

5.21. Leverage Ratio. The BORROWERS, on a consolidated basis, shall maintain a LEVERAGE RATIO, measured quarterly, of less than 22:1 as of the end of each fiscal quarter.

5.23. EBITDA Ratio. The BORROWERS, on a consolidated basis, shall maintain a ratio of (a) EBITDA to (b) INTEREST EXPENSE plus the total amount of cash payments of principal on account of LONG TERM DEBT, of greater than 1.25:1.00, measured semi-annually on a year-to-date basis at December 31 and June 30 of each year.

5.24. Stockholders Equity. STOCKHOLDERS EQUITY shall at all times be greater than Seven Million Five Hundred Thousand Dollars ($7,500,000.00), measured quarterly.

5.25. Ratio of Liabilities to Stockholders Equity. The ratio of LIABILITIES to STOCKHOLDERS EQUITY shall at all time be less than 3.00:1.00, measured quarterly.

3. No Novation; No Refinance; No Adverse Effect On Liens. The parties hereto do not intend that a novation of the LOAN or any of the LOAN DOCUMENTS shall be created or effected because of the modification of the LOAN AGREEMENT, as described herein. The parties hereto do not intend that the execution of this AGREEMENT, and the amendments and modifications to be made to the LOAN AGREEMENT, as described herein, shall: (a) constitute a refinance of the LOAN; or (b) affect or impair the validity, enforceability, or priority of any of the liens or security interests imposed by or granted in the LOAN DOCUMENTS.

4. Other Terms; Confirmation Of Obligations. Other than the foregoing, all other terms and conditions of the LOAN DOCUMENTS shall remain in full force and effect and are incorporated herein by reference. The OBLIGORS acknowledge, ratify and confirm their respective obligations under the LOAN DOCUMENTS and further acknowledge and confirm that the OBLIGORS are and shall remain absolutely and unconditionally obligated to pay the LENDER all present and future indebtedness that is owed to the LENDER under the LOAN DOCUMENTS, as modified hereby, in the manner provided therein, notwithstanding the LENDER’S execution of this AGREEMENT and any documents to be executed pursuant to this AGREEMENT, and notwithstanding the various agreements the LENDER has set forth herein and therein.

5. Confirmation of Subsidiary Guarantor. TLC consents to the modification and amendment of the LOAN AGREEMENT pursuant to the terms of this AGREEMENT, including without limitation the extension of additional financing to the BORROWERS. TLC hereby acknowledges, ratifies and confirms that all of its obligations under the TLC GUARANTY AGREEMENT and TLC SECURITY AGREEMENT shall continue in full force and effect, notwithstanding the execution of this AGREEMENT and any documents to be executed pursuant to this AGREEMENT, and notwithstanding the various agreements of the LENDER as set forth herein and therein. TLC hereby confirms and acknowledges that it is jointly and severally liable, in accordance with the terms of the TLC GUARANTY AGREEMENT, for the payment and performance of the BORROWERS’ obligations under the LOAN DOCUMENTS.

6. Guaranty and Security Agreement of Sterling Subsidiaries. STERLING SYSTEMS, STERLING MANAGEMENT, STERLING INDIANA, and STERLING OHIO shall execute and deliver to the LENDER a Guaranty Agreement pursuant to which they shall guarantee, among other things, the absolute full payment and performance by BORROWERS of their obligations to the LENDER. Each such subsidiary shall also execute and deliver to the LENDER a Security Agreement granting to the LENDER a lien and security in and to all of the tangible and intangible assets of such subsidiaries.

7. Release of Hindman Guaranty. The LENDER hereby releases the HINDMAN GUARANTY, and HINDMAN shall have no further liability under such document.

8. Security. Except as expressly modified herein, the OBLIGORS’ obligations under the LOAN DOCUMENTS, as modified hereby, shall continue to be secured by all of the liens, assignments, and security interests provided in the LOAN DOCUMENTS.

9. Miscellaneous.

a. Incorporation; Limited Modification. The terms and conditions of the LOAN DOCUMENTS are incorporated herein by reference and made a part hereof as if fully set forth herein. Except as specifically modified by or pursuant to this AGREEMENT, all terms and conditions of the LOAN DOCUMENTS remain unchanged, in full force and effect, and are hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms and conditions of this AGREEMENT and any of the terms and conditions of the other LOAN DOCUMENTS (except as to the specific modifications contained herein), the LENDER shall determine, in its sole discretion, which of the terms and conditions shall control.

b. Integration. This AGREEMENT, the LOAN DOCUMENTS (as modified), and any other documents executed pursuant to or in connection with this AGREEMENT constitute the entire agreement between the LENDER and the OBLIGORS with respect to the subject matter hereof, and any term or condition not expressed therein does not constitute a part of the agreement of the LENDER and the OBLIGORS with respect to such subject matter.

c. Severability. If any provision or part of any provision of this AGREEMENT shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this AGREEMENT and this AGREEMENT shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

d. Number, Gender, And Captions. As used herein, the singular shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this AGREEMENT.

e. Further Assurances. As part of this AGREEMENT, and in consideration for the agreements of the LENDER as set forth therein, each OBLIGOR agrees to execute and deliver to the LENDER such other and further documents as may, from time to time, in the sole opinion of the LENDER and the LENDER’S counsel, be necessary or appropriate to carry out the terms and conditions of this AGREEMENT and the LOAN DOCUMENTS. If any OBLIGOR fails to execute any such documents within ten (10) days of being requested to do so by the LENDER, such OBLIGOR hereby appoints the LENDER or any officer of the LENDER as the attorney in fact for such OBLIGOR for purposes of executing such documents in the name, place and stead of such OBLIGOR, which power of attorney shall be considered as coupled with an interest and irrevocable.

f. Waivers. No failure or delay by the LENDER in the exercise or enforcement of any of its rights under any LOAN DOCUMENT shall be a waiver of such right or remedy, nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. The LENDER may at any time or from time to time waive all or any rights under this AGREEMENT or any of the LOAN DOCUMENTS, but any such waiver must be specific and in writing and no such waiver shall constitute, unless specifically so expressed by the LENDER in writing, a future waiver of performance or exact performance by any OBLIGOR. No notice to or demand upon any OBLIGOR in any instance shall entitle such OBLIGOR (or any other OBLIGOR) to any other or further notice or demand in the same, similar or other circumstance.

g. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this AGREEMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this AGREEMENT and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this AGREEMENT or which occurred or were to occur as a direct or indirect result of this AGREEMENT having been executed.

h. Consent To Jurisdiction; Agreement As To Venue. Each OBLIGOR irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court For The District Of Maryland, if a basis for federal jurisdiction exists. Each OBLIGOR agrees that venue shall be proper in any circuit court of the State of Maryland selected by the LENDER or in the United States District Court For The District Of Maryland if a basis for federal jurisdiction exists and waive any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

i. Binding Effect; No Oral Modification. This AGREEMENT shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives, successors and assigns. This AGREEMENT may not be altered, modified or amended unless such alteration, modification or amendment is in writing and executed by the LENDER.

j. Time. Time is of the essence with respect to all of the obligations of the OBLIGORS under this AGREEMENT and the LOAN DOCUMENTS.

k. Costs Of Transaction. All costs of the transactions contemplated by this AGREEMENT, including without limitation all of attorneys’ fees and expenses incurred by the LENDER, shall be paid by the BORROWER, regardless of whether such costs are incurred before or after the execution and delivery of this AGREEMENT.

10. Release; Waiver. As part of the agreements set forth herein, and in consideration of the same, each OBLIGOR hereby releases the LENDER and all of the LENDER’S past, present and future directors, officers, employees, agents and attorneys from any and all claims, causes of action, suits and damages (including claims for attorneys’ fees) which any of the OBLIGORS, jointly or severally or otherwise, ever had or now have against the LENDER or any of the LENDER’S past, present and future directors, officers, employees, agents or attorneys. Without limiting the generality of the foregoing, each OBLIGOR acknowledges and agrees that there exists no offset or defense to the obligations of any OBLIGOR as stated in the LOAN DOCUMENTS.

11. Waiver Of Jury Trial. The parties hereto agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party to this AGREEMENT, or any of their successors or assigns, on or with respect to this AGREEMENT or any LOAN DOCUMENT or which in any way relates, directly or indirectly, to the obligations of the OBLIGORS to the LENDER under this AGREEMENT or any LOAN DOCUMENT, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDINGS. The parties acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the parties would not enter into this AGREEMENT if this provision were not contained herein.

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IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the date first above written with the specific intention of creating a document under seal.

WITNESS/ATTEST:	BORROWERS:

AVATECH SOLUTIONS, INC., A Delaware Corporation

	By:		(SEAL)
Lawrence Rychlak,
Executive Vice President and
Chief Financial Officer

AVATECH SOLUTIONS SUBSIDIARY, INC., A Delaware Corporation

	By:		(SEAL)
Lawrence Rychlak,
Executive Vice President and
Chief Financial Officer

TLC:

TECHNICAL LEARNINGWARE COMPANY, INC., A Delaware Corporation

	By:		(SEAL)
Lawrence Rychlak,
Executive Vice President and
Chief Financial Officer

LENDER:

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

	By:		(SEAL)
Stephen D. Palmer, Senior Vice President